EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Wyoming Oil & Minerals, Inc.

We consent to the incorporation by reference in this Registration Statement of Wyoming Oil & Minerals, Inc. on Form S-8 of our report dated May 7, 1999, appearing in Form 10-K of Wyoming Oil & Minerals, Inc. for the year ended February 28, 1999.

/s/ Maurice M. Morton
MAURICE M. MORTON
Casper, Wyoming
March 6, 2000